UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  November 5, 2007

SKY PETROLEUM, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 Congress Avenue, Suite 1540 Austin, Texas 78701 (Address of Principal Executive Offices) (Zip Code)

(512) 687-3427

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Principal Officer.

On November 5, 2007, Sky Petroleum appointed Hilda Kouvelis as its interim Chief Financial Officer. Ms. Kouvelis will provide services to the Company pursuant to the Company’s agreement with vCFO, as detailed in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 4, 2007.

Ms. Kouvelis, 43, has been a Senior Associate with vCFO since the fall of 2007. Ms. Kouvelis has served as the Chief Financial Officer of Transatlantic Petroleum Corp. since January 2007, and prior to that she served as Controller since June 2005. Previously, Ms. Kouvelis served as Controller for Ascent Energy, Inc. from 2001 to 2004.

Ms. Kouvelis has more than 20 years of industry experience, including 18 years with FINA, Inc., where she held various positions in finance and accounting, including Controller and Treasurer. Ms Kouvelis served as Financial Controller for international operations at the headquarters of PetroFina, S.A. in Brussels, Belgium from 1998 through 2000. She holds an M.B.A. degree in corporate finance and investment analysis from the University of Dallas and a B.B.A. degree in accounting from Angelo State University. Ms. Kouvelis is a licensed Certified Public Accountant.

Ms. Kouvelis is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated to by the Company to become directors or executive officers. In the last fiscal year, the Company has not engaged in any transaction in which Ms. Kouvelis or a person related to Ms. Kouvelis had a direct or indirect material interest.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: November 8, 2007	By: /s/ Michael D. Noonan _______________________________________ Michael D. Noonan Secretary